As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOJACK CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2664794 (I.R.S. Employer Identification No.)

40 Pequot Way, Canton, Massachusetts (Address of Principal Executive Offices)	02021 (Zip Code)

LoJack Corporation 2008 Stock Incentive Plan, as Amended and Restated

(Full title of the plan)

Donald R. Peck

Executive Vice President and

Chief Financial Officer

LoJack Corporation

40 Pequot Way

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 302-4200

(Telephone number, including area code, of agent for service)

Copy to:

Lisa R. Haddad, Esq.

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value	750,000 shares	$2.94	$2,205,000	$252.69
	90,000 shares (3)	$2.94	$264,600	$0 (4)
Total	840,000 shares		$2,469,600	$252.69 (4)

(1)	In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on June 25, 2012.
(3)	Represents 90,000 shares of common stock previously registered by the registrant on Form S-8 (File No. 333-111293) in connection with the registrant’s 2003 Stock Incentive Plan.
(4)	The total registration fee for the shares being registered hereby is $252.69. The filing fee of $30.32 for the 90,000 shares previously registered on Form S-8 (File No. 333-111293) has been completely offset against the $54.39 fee previously paid with respect to those shares.

Explanatory Note

This registration statement on Form S-8 registers 840,000 additional securities of the same class as other securities of LoJack Corporation (the “Registrant”) for which the Registrant previously filed registration statements on Form S-8 under the Securities Act of 1933 relating to its 2008 Stock Incentive Plan, as amended and restated (the “Plan”). Accordingly, the contents of the Registrant’s registration statement on Form S-8, File No. 333-151044, filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2008, and registration statement on Form S-8, File No. 333-160855, filed with the Commission on July 29, 2009, as amended by Post-Effective Amendment No. 1 filed with the Commission on the same date, are hereby incorporated by reference pursuant to General Instruction E to Form S-8. The shares being registered hereby include 90,000 shares previously registered with the Commission on Form S-8 (File No. 333-111293) in connection with the Registrant’s 2003 Stock Incentive Plan, which are carried forward and deemed covered by this registration statement in connection with the Plan. After giving effect to this filing, an aggregate of 4,840,000 shares of the Registrant’s common stock, par value $0.01 per share, have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 13, 2012.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 8, 2012.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 22, 2012 and June 8, 2012.

(d) The description of the securities contained in the Registrant’s registration statement on Form 8-A filed on January 19, 1983 under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in the opinion of Goodwin Procter LLP filed herewith as Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature page to this registration statement)

99.1	LoJack Corporation 2008 Stock Incentive Plan, as Amended and Restated (incorporated herein by reference to Exhibit A to the definitive proxy statement of LoJack Corporation filed with the Commission on April 5, 2012, file no. 001-08439)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Canton, Commonwealth of Massachusetts, on this 28th day of June, 2012.

LOJACK CORPORATION

By:	/s/ Randy L. Ortiz
Randy L. Ortiz
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby constitute and appoint Randy L. Ortiz and Donald R. Peck, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy L. Ortiz Randy L. Ortiz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2012

/s/ Donald R. Peck Donald R. Peck	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2012

/s/ Casey Delaney Casey Delaney	Vice President and Controller (Principal Accounting Officer)	June 28, 2012

/s/ Rory J. Cowan Rory J. Cowan	Chairman of the Board of Directors	June 28, 2012

/s/ Gary E. Dilts Gary E. Dilts	Director	June 28, 2012

/s/ Marcia J. Hooper Marcia J. Hooper	Director	June 28, 2012

Signature	Title	Date

/s/ John H. MacKinnon John H. MacKinnon	Director	June 28, 2012

/s/ Robert J. Murray Robert J. Murray	Director	June 28, 2012

/s/ Robert L. Rewey Robert L. Rewey	Director	June 28, 2012

/s/ Richard T. Riley Richard T. Riley	Director	June 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in the opinion of Goodwin Procter LLP filed herewith as Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature page to this registration statement)

99.1	LoJack Corporation 2008 Stock Incentive Plan, as Amended and Restated (incorporated herein by reference to Exhibit A to the definitive proxy statement of LoJack Corporation filed with the Commission on April 5, 2012, file no. 001-08439)

*	Filed herewith